                         COMMON STOCK SUBSCRIPTION AGREEMENT


     This Common Stock Subscription Agreement (this "Agreement") is entered into as of April 27, 1995, by and among Golden State Acquisition Corp., a Delaware corporation (the "Company") and each of the parties listed on the Schedule I attached hereto (collectively, the "Stockholders"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 1 of this Agreement.

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms below:

     "ACQUISITION" shall mean the purchase by the Company of at least 90% of the outstanding shares of Capital Stock of GSV pursuant to that certain Stock Purchase Agreement entered into as of April 27, 1995 by and among the Company and certain of the Company's shareholders.

     "CAPITAL STOCK" shall mean common stock, preferred stock and warrants to purchase common stock or preferred stock.

     "EXETER" shall mean Exeter Equity Partners, L.P., a Delaware limited partnership, and Exeter Venture Lenders, L.P., a Delaware limited partnership.

     "FAC" shall mean FAC, Ltd., a Cayman Islands corporation.

     "GSV" shall mean Golden State Vintners, a California corporation.

     "PERSON" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "SBIC PARTNERS" shall mean SBIC Partners, L.P., a Texas limited partnership.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal law then in force.

     "SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

     "SECURITIES AND EXCHANGE COMMISSION" shall mean the Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

     "SECURITIES PURCHASE AGREEMENT" shall mean that certain Securities Purchase Agreement by and between the Company, GSV and John Hancock Mutual Life Insurance Company, dated the date hereof.

     2.   PURCHASE AND SALE OF THE COMMON STOCK.  At the Closing (as defined in
Section 3 below), the Company shall: (i) sell to FAC and, subject to the terms and conditions set forth herein, FAC shall purchase from the Company 650,000 shares of its Class A Common Stock (the "CLASS A COMMON STOCK"), par value $0.01 per share, at a price of $5.00 per share; (ii) sell to Exeter and, subject to the terms and conditions set forth herein, Exeter shall purchase from the Company 650,000 shares of its Class B Common Stock (the "CLASS B COMMON STOCK"), par value $0.01 per share, at a price of $5.00 per share; and (iii) sell to SBIC Partners, and subject to the terms and conditions set forth herein, SBIC Partners shall purchase from the Company 650,000 shares of the Class B Common Stock at a price of $5.00 per share. The foregoing shares of Class A Common Stock and Class B Common Stock shall be referred to herein collectively as the "SECURITIES".

     3. THE CLOSING. The closing of the purchase and sale (the "CLOSING") shall take place at the offices of Anderson Kill at 10:00 a.m., New York City time, on April 27, 1995, or at such other place or on such other time or day as the parties hereto shall agree (the "CLOSING DATE"). At the Closing, the Company shall deliver: (i) to FAC stock certificates evidencing the Class A Common Stock to be purchased by FAC, registered in FAC's name, upon payment of the purchase price in the amount of $3,250,000; (ii) to Exeter stock certificates evidencing the Class B Common Stock to be purchased by Exeter, registered in Exeter's name, upon payment of the purchase price in the amount of $3,250,000; (iii) to SBIC Partners stock certificates evidencing the Class B Common Stock to be purchased by SBIC Partners, registered in SBIC Partners' name, upon payment of the purchase price thereof in the amount of $3,250,000.
In each of the foregoing cases, the purchase price shall be paid by a cashier's or certified check, or by wire transfer of immediately available funds to such account as designated by the Company.

     4.   RESTRICTIONS ON TRANSFER.

          4.1. REGISTRATION. Each Stockholder understands and agrees that the Securities it will be acquiring have not been registered under the Securities Act and that, accordingly, will not be transferable except as permitted under exemptions available under the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements thereof. Each Stockholder acknowledges and agrees that it must bear the economic risk of its investment in the Securities for an indefinite period of time, since the Securities have not been registered under the Securities Act and, therefore, cannot be sold unless they are subsequently registered or an exemption from registration is available.


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

          4.2. LEGENDS. Each Stockholder agrees with the Company that the certificate or certificates evidencing the Securities, and each certificate issued in any transfer thereof, will bear the following legends:

          "THE SECURITIES REPRESENTED HEREBY (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN AVAILABLE EXEMPTION THEREFROM UNDER SAID ACT OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND (B) ARE SUBJECT TO THE PROVISIONS, INCLUDING THE LIMITATIONS ON TRANSFER, SET FORTH IN THAT CERTAIN STOCKHOLDER AGREEMENT BY AND AMONG THE COMPANY AND THE SIGNATORIES THERETO, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDER AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

                                         and

          "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Stockholders that, as of the Closing Date:

          5.1. CORPORATE EXISTENCE, POWER, ETC. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in good standing in each jurisdiction where the nature of its activities or of its owned or leased properties makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Company. The Company has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into this Agreement, to issue the Securities and to carry out the provisions of this Agreement and the terms and conditions of the Securities. The Company has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement, to issue the Securities and to consummate the transactions contemplated hereby.


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

This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject (i) to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, (ii) to general equitable principles and (iii) to the discretion of the court before which any proceeding therefor may be brought.

          5.2. NO VIOLATION. The execution and delivery by the Company of this Agreement and the performance hereof and the consummation of the transactions contemplated hereby do not and will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under (i) any material agreement or instrument to which the Company is a party or by which it is bound or (ii) the charter or by-laws of the Company.

          5.3. CAPITAL STOCK. After the Closing, the authorized capital stock of the Company will consist of: (i) 1,000,000 shares of Class A Common Stock, 650,000 shares of which will be issued and outstanding pursuant to this Agreement; (ii) 2,000,000 shares of Class B Common Stock, 1,300,000 shares of which will be issued and outstanding pursuant to this Agreement, and 136,210 shares of which will be reserved for exchange pursuant to that certain Preferred Stock Exchange Agreement (the "PREFERRED STOCK EXCHANGE AGREEMENT") entered into as of the date hereof by and among the Company and certain stockholders of GSV;
(iii) 3,500,000 shares of Class D Common Stock, par value $0.01 per share (the "CLASS D COMMON STOCK"), none of which will be issued and outstanding, but 2,086,210 shares of which will be reserved for issuance upon conversion of the Class A Common Stock and Class B Common Stock pursuant to the Company's Certificate of Incorporation; (iv) 200,000 shares of 12% cumulative convertible preferred stock (the "SENIOR PREFERRED STOCK"), 100,000 of which shall be issued and outstanding pursuant to the terms of the Securities Purchase Agreement; (v) 750,000 shares of 6% junior exchangeable preferred stock (the "JUNIOR PREFERRED STOCK"), 523,980 shares of which shall be issued and outstanding pursuant to the terms of the Preferred Stock Exchange Agreement; and (vi) 1,000,000 shares of Class E Common Stock, par value $0.01 per share (the "CLASS E COMMON STOCK"), 414,079 shares of which will be issued and outstanding pursuant to the terms of the Securities Purchase Agreement. After the Closing, all of the outstanding shares of capital stock of the Company will upon their issuance be duly authorized, validly issued, fully paid and nonassessable.

     5.4. PRIVATE OFFERING.

               (i) The offer and sale of the Securities hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act. The Company has not sold any shares of the Securities to anyone other than the Stockholders. The Company agrees that it, or anyone acting on its behalf, will neither offer any of the Stockholders so as to bring the issuance and sale thereof within the provisions of Section 5 of the Securities Act, nor offer any similar securities for issuance of, sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of any of the Securities and any such securities would be integrated as a single offering for the purposes of the


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

Securities Act, including, without limitation, Regulation D promulgated thereunder. Each share of the Securities shall have a legend or legends setting forth the restrictions on transferability and sale set forth in Section 4.2 hereof for at least so long as such restrictions apply. The representations of the Company in this Section 5.4(i) are based upon and subject to the accuracy of each of the Stockholders' representations contained in Section 6 hereof.

              (ii) In the case of the offer and sale of the Securities, no form of general solicitation or general advertising was used by the Company, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

          5.5. SIZE STANDARD. The Company complies with the size standards set forth in 13 C.F.R. Section 121.802(a)(2)(ii) and, to the extent relevant, those size standards set forth in 13 C.F.R. Section 121.601.

     6. Representations and Agreements of the Stockholders. Each Stockholder represents, warrants and agrees for the benefit of the Company as of the Closing Date that:

                (a) such Stockholder has had an opportunity to discuss the business, management and financial affairs of the Company, and the terms and conditions of the proposed purchase, with the management of the Company;

                (b) such Stockholder qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the merits and risks of its purchase of the Securities;

                (c) such Stockholder is acquiring the Securities for its own account and not with a view to any resale or distribution of the Securities that would violate the Securities Act; and

                (d) such Stockholder acknowledges and understands that there are substantial restrictions on the transferability of the Securities and that the Securities have not been registered under the Securities Act and that certificates representing the Securities initially will bear the legend or legends and be subject to the restrictions on transfer and sale set forth in
Section 4.2 of this Agreement;


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

     7.   DOCUMENTS DELIVERED AT THE CLOSING.

          7.1. CLOSING CERTIFICATE. On the Closing Date, the Company will deliver to the Stockholders a certificate from the Company signed by an appropriate officer of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date and that Company has complied in all material respects with all the agreements and satisfied all the material conditions on its part to be performed or satisfied at or prior to the Closing Date.

          7.2. SMALL BUSINESS INVESTMENT COMPANY FORMS. On or promptly after the Closing, the Company shall deliver to the Stockholders, upon request, (a) an executed copy of SBA Form 480 -- Size Status Declaration, (b) an executed copy of SBA Form 652 -- Assurance of Compliance for Nondiscrimination, and (c) the information needed to complete Part A of SBA Form 1031 -- Portfolio Financing Report.

     8. USE OF PROCEEDS; ACCESS TO RECORDS. The Company covenants and agrees that it will use the proceeds from the sale of the Securities hereunder for general corporate purposes as duly authorized by the Board of Directors of the Company including, maintenance, operation, growth, expansion or modernization of the Company. The Company will provide all Stockholders requesting such information with reasonable access to the Company's financial records so as to allow such Stockholders to confirm that such proceeds were used in the manner contemplated by this Agreement, such access to include a review by Stockholders of the use of proceeds within ninety (90) days after the Closing. The Company acknowledges and agrees that if the proceeds are not used in the manner contemplated hereby, the Stockholders shall have the right to demand the immediate repayment of such proceeds.

     9.   MISCELLANEOUS.

          9.1. NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail,

                (a) if to any Stockholder, addressed to such Stockholder at its address shown on the applicable signature pages hereof, or at such other address as such Stockholder may specify by written notice to the Company, or

                (b) if to the Company, at its address shown on the applicable signature page hereof or at such other address as the Company may specify by written notice to the Stockholders, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 4 days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

          9.2. SEVERABILITY. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to or in connection with this Agreement or any of the transactions contemplated hereby shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

          9.3. PARTIES IN INTEREST. Except as otherwise set forth herein, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

          9.4. HEADINGS. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          9.5. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law provisions thereof.

          9.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                        GOLDEN STATE ACQUISITION CORP.



                                        By:
                                           --------------------------------
                                        Its:
                                            -------------------------------


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

The foregoing Agreement is
hereby accepted as of the
date first above written.

FAC, LTD.


By:  /s/ MARK D. MCDONNELL
     ------------------------------
     Name:     Mark D. McDonnell
     Title:


Number of shares of Class A Common Stock to be issued to Stockholder by the Company: 650,000

Exact name of Stockholder or Stockholder's nominee as it should appear on Class A Common Stock certificate:
FAC, LTD.

Address for notices:

     c/o Smith McDonnell Stone & Co., Inc.
     430 Park Avenue (Suite 2102)
     New York, NY 10022
     Attention:     Mark D. McDonnell

     Telephone:     (212) 750-7780

     Telecopier:    (212) 754-3362

     Telex:
           -----------------------------

Stockholder is organized or incorporated under the laws of the State of:

THE CAYMAN ISLANDS

Stockholder's principal place of business is in the State of:

----------------------------------------


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

The foregoing Agreement is
hereby accepted as of the
date first above written.

EXETER EQUITY PARTNERS, L.P.

By:  Exeter Equity Advisors, L.P.,
     General Partner

     By:  Exeter Equity Advisors, Inc.
          General Partner

          By:  /s/ TIMOTHY P. BRADLEY
               -------------------------
               Timothy P. Bradley
               Vice President

EXETER VENTURE LENDERS, L.P.

By:  Exeter Venture Advisors, Inc.,
     General Partner

     By:  /s/ TIMOTHY P. BRADLEY
          -------------------------
          Timothy P. Bradley
          Vice President

Number of shares of Class B Common Stock to be issued to the Stockholders named above by the Company:

Exeter Venture Lenders, L.P.:      110,000
Exeter Equity Partners, L.P.:      540,000

Exact name of each Stockholder or each Stockholder's nominee as it should appear on Class B Common Stock certificate:
     EXETER EQUITY PARTNERS, L.P.  EXETER VENTURE LENDERS, L.P.
----------------------------------------------------------------------

Address for notices:

     c/o Exeter Venture Lenders L.P.
     10 East 53rd Street
     New York, New York 10022
     Attention:     Timothy P. Bradley
     Telephone:     (212) 872-1175
     Telecopier:    (212) 872-1198

Each Stockholder is organized under the laws of the State of Delaware.

Each Stockholder's principal place of business is in the
State of:
          -----------------------------------


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

The foregoing Agreement is
hereby accepted as of the
date first above written.

SBIC PARTNERS, L.P.

By:  Forrest Binkley & Brown L.P.,
     General Partner

     By:  Forrest Binkley & Brown
          Venture Co., General Partner

          By:  /s/ JEFFREY J. BROWN
               -------------------------
               Jeffrey J. Brown
               Office of the President

By:  SL-SBIC Partners, L.P.,
     General Partner

     By:  FW-SBIC, Inc.,
          General Partner


          By:
               -------------------------
               Name:
               Title:

Number of shares of Class B Common Stock to be issued to the
Stockholders named above by the Company:     650,000

Exact name of each Stockholder or each Stockholder's nominee as it should appear on Class B Common Stock certificate:
     SBIC PARTNERS, L.P.
----------------------------------------------------------------------

Address for notices:

     c/o Forrest Binkley & Brown L.P.
     800 Newport Center Drive -- Suite 725
     Newport Beach, California
     Attention:     Jeffrey J. Brown
     Telephone:     (714) 729-3222
     Telecopier:    (714) 729-3226

Each Stockholder is organized under the laws of the State of Texas.

Each Stockholder's principal place of business is in the
State of:
          -----------------------------------


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

The foregoing Agreement is
hereby accepted as of the
date first above written.

SBIC PARTNERS, L.P.

By:  Forrest Binkley & Brown L.P.,
     General Partner

     By:  Forrest Binkley & Brown
          Venture Co., General Partner

          By:  /s/ JEFFREY J. BROWN
               -------------------------
               Jeffrey J. Brown
               Office of the President

By:  SL-SBIC Partners, L.P.,
     General Partner

     By:  FW-SBIC, Inc.,
          General Partner


          By:  /s/ PETER STERLING
               -------------------------
               Name:     Peter Sterling
               Title:    Chairman

Number of shares of Class B Common Stock to be issued to the
Stockholders named above by the Company:
                                        ------------------------------

Exact name of each Stockholder or each Stockholder's nominee as it should appear on Class B Common Stock certificate:

----------------------------------------------------------------------

Address for notices:

     -----------------------------------

     -----------------------------------

     Attention:
               -------------------------
     Telephone:
               -------------------------
     Telecopier:
                ------------------------

Each Stockholder is organized or incorporated under the laws
of the State of:                                  .
                ----------------------------------

Each Stockholder's principal place of business is in the
State of:                                    .
          -----------------------------------

                                      SCHEDULE I

                                 LIST OF STOCKHOLDERS


FAC, Ltd.
SBIC Partners, L.P.
Exeter Equity Partners, L.P.
Exeter Venture Lenders, L.P.


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